UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

FORM 8-K
_________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2014

Patriot Berry Farms, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	333-174894	38-3832726
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer of Identification No.)

One World Trade Center, 121 SW Salmon Street, Suite 1100
Portland, OR 97204
(Address of principal executive offices)

(503) 505 6946
 (Issuer’s telephone number)

Copy of Communication to:
Gregg E. Jaclin, Esq.
Szaferman Lakind Blumstein & Blader, PC
101 Grovers Mill Road
Second Floor
Lawrenceville, NJ 08648
Tel. No.: (609) 275-0400
 Fax No.: (609) 555-0969

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4).

Item 1.01 Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On March 21, 2014, Patriot Berry Farms, Inc. (the “Company”), Alexander Houstoun-Boswall (the “Seller”) and Daniel Cattlin (the “Purchaser”) entered into and closed a stock purchase agreement (the “Stock Purchase Agreement”), whereby the Purchaser purchased from the Seller, 35,200,000 shares of common stock, par value $0.001 per share, of the Company (the “Shares”), representing approximately 50.5% of the issued and outstanding shares of the Company, for an aggregate purchase price of $20,000 (the “Purchase Price”) (the “Stock Purchase”). Prior to the closing of the Stock Purchase Agreement, Seller was our President, Chief Executive Officer, Treasurer, sole director, and majority shareholder.

Business Development Consulting Agreement

On March 21, 2014, the Company entered into a business development consulting agreement (the “Consulting Agreement”) with Alexander Houstoun-Boswall (“Chord”). Pursuant to the Consulting Agreement, Mr. Houstoun-Boswall will provide the Company primarily with consulting services in connection with the Company’s business operations and will cease responsibility for regulatory duties. The Company will pay Mr. Houstoun-Boswall $3,000 per month. The Consulting Agreement may be cancelled by either the Company or Mr. Houstoun-Boswall at any time and for any reason upon thirty (30) days written notice.

The foregoing description of the terms of the Stock Purchase Agreement and Consulting Agreementare qualified in their entirety by reference to the provisions of the agreement filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K (this “Report”), which is incorporated by reference herein.

Item 5.01 Changes in Control of Registrant.

Reference is made to the disclosure set forth under Items 1.01 and 5.02 of this Report, which disclosure is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

In connection with the closing of the Stock Purchase Agreement, on March 21, 2014, Alexander Houstoun-Boswall submitted to the Company a resignation letter pursuant to which he resigned from his positions as President, Chief Executive Officer, Treasurer, and member of the board of directors of the Company. Mr. Houstoun-Boswall’s resignation was not a result of any disagreements relating to the Company’s operations, policies or practices. Following his resignation, Mr. Houstoun-Boswall shall remain as the Company’s Business Development Consultant for a monthly compensation of $3,000 per month.

On March 21, 2014, the board of directors of the Company (the “Board”) and the stockholders of the Company (the “Shareholders”) accepted the resignation of Alexander Houstoun-Boswall and appointed Daniel Cattlin on to serve as the President, Chief Executive Officer, Secretary, Treasurer, and director of the Company.

Daniel Cattlin, 25, President, Chief Executive Officer, Secretary, Treasurer, and Director.

Mr. Cattlin brings a new age perspective to the business, with expertise in project and asset management, and a background in corporate finance – this giving him the operational and financial understanding to take companies from start up and early development, through to expansion and capital growth within a public environment

His success in creating business growth and developed began when he started in asset management. Mr. Cattlin worked for a specialist property management firm where he learnt the key factors associated to creating growth within this sector – understanding the financial, legal, and compliance procedures involved and a master of negotiation, helping to achieve high returns for both his company and his clients, which lead to him successfully managing several multi million pound portfolios for investment clients.

Mr. Cattlin then went on to work at Ablestoke Consulting, a Financial Advisory. Specializing in corporate finance, Mr. Cattlin helped his clients deal with the source of funding and the capital structure of their corporation, as well as the actions that their managers should take to increase the value of the firm to the shareholders. His primary goal was to assist his clients in maximizing or increasing shareholder value. In this role, he maintained high profile accounts, such as, Chantrey Vellacott DFK and Coutts.

Mr. Cattlin then worked for The NextGen Series an elite European soccer tournament in an Operations Management role, ensuring financial and operational targets were met, in turn, the tournament was huge a success. The tournament was aired globally to millions of viewers, and included the largest, multi billion dollar, soccer teams in the world, teams such as; Barcelona (champions of the Spanish la liga) and Manchester City (champions of the English premier league)

Most recently, with his passion for sport and writing, Mr. Cattlin was employed as Sub-Editor within the Sports department for The Sun, the UK’s most read newspaper (part of B Sky B - LSE: BSY | Market Cap £16.76B) - here he was in charge of keeping up-to-date with the latest and greatest news within his department and broadcasting it to the masses.

As of the date of this Report, there has not been any material plan, contract or arrangement (whether or not written) to which any of our officers or directors are a party in connection with their appointments as officers or directors of the Company.

Family Relationships

There are no family relationships between Mr. Cattlin and any previous officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K or Item 404(a) of Regulation S-K.

Employment Agreement

On March 21st 2014, the Company entered into a formal employment agreement (the “Employment Agreement”) with the Company’s new President, Mr. Daniel Cattlin. Pursuant to the Employment Agreement: (a) the Company appointed Mr. Cattlin to act as the Company’s President for an initial period of three years, at an annual salary of One Hundred Twenty Thousand Dollars (US $120,000); and (b) Mr. Cattlin agreed to devote sufficient working time, efforts, attention and energies to fully perform his duties as President of the Company.

The foregoing description of the terms of the Employment Agreement are qualified in their entirety by reference to the provisions of the agreement filed as Exhibit 10.3 to this Report, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished herewith:

Exhibit Number	Description

10.1	Stock Purchase Agreement, dated March 21, 2014 by and among Patriot Berry Farms, Inc., Alexander Houstoun-Boswall, and Daniel Cattlin.

10.2	Business Development Consulting Agreement, dated March 21, 2014 by and among Patriot Berry Farms, Inc., and Daniel Cattlin

10.3	Employment Agreement, dated March 21, 2014 by and among Patriot Berry Farms, Inc. and Daniel Cattlin

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PATRIOT BERRY FARMS, INC.

Date: March 24, 2014	By:	/s/ Daniel Cattlin
Name: Daniel Cattlin
Title: President, Chief Executive Officer, Secretary, and Treasurer